Exhibit 99.1

FOR IMMEDIATE RELEASE

June 7, 2023

ART’S WAY ANNOUNCES INTENTION TO DISCONTINUE TOOLS BUSINESS

ARMSTRONG, IOWA, June 7, 2023 – Art’s Way Manufacturing Co., Inc. (Nasdaq: ARTW) (“the “Company”), a diversified, international manufacturer and distributor of equipment serving agricultural, research and steel cutting needs, announced today that it intends to discontinue the operations of its Tools segment in the third quarter of its 2023 fiscal year.

Operations of the Tools segment are under Ohio Metal Working Products/Art’s Way Inc. dba American Carbide Tool, a wholly owned subsidiary of the Company, and specializes in the manufacturing of standard single point brazed carbide tipped tools as well as PCD (polycrystalline diamond) and CBN (cubic boron nitride) inserts and OEM tools.

The intended action is part of the Company’s ongoing focus of efforts and resources on the business segments that have historically been more profitable and that are expected to present greater long-term stockholder returns. The Company plans to fulfill its current backlog commitments to customers and subsequently pursue an orderly sale of the assets associated with the Tools segment, including real estate, equipment and inventory. Proceeds from the liquidation of ACT assets will be used for the retirement of debt and to make operational improvements in the Agricultural Products segment. The Company anticipates incurring charges associated with this divestiture until the process is complete, likely in the fiscal year ending November 30, 2023. The union representative has been notified of the expected closure, which will affect approximately 15 employees.

“Our Tools segment has historically generated losses causing us to consider multiple options for the business,” stated Art’s Way Manufacturing CEO, David King. “After careful consideration and testing the market for the feasibility of a sale of the business unit, the decision was ultimately made to discontinue that business in order to focus on our profitable operations to deliver additional stockholder value. We would like to thank the employees for their work in this business and regret that this decision impacts them negatively. This decision was difficult but is a necessary step in positioning our business for the long-term.”

Art’s-Way Manufacturing Co., Inc.

Art’s Way Manufacturing is a small, publicly traded company that specializes in equipment manufacturing. For over 65 years, it has been committed to designing and building high-quality machinery for all operations. It has approximately 150 employees across three branch locations: Art’s Way Manufacturing in Armstrong, Iowa, Art’s Way Scientific in Monona, Iowa, and American Carbide Tool in Canton, Ohio. Art’s Way manure spreaders, forage boxes, high dump carts, bale processors, graders, land planes, sugar beet harvesters and grinder mixers are designed to optimize production, increase efficiency and meet the growing demands of customers. Art’s Way Manufacturing has three reporting segments: Agricultural Products; Modular Buildings; and Tools.

For more information, contact: David King, Chief Executive Officer

712-208-8467

davidk@artsway.com

Or visit the Company’s website at www.artsway.com/

Cautionary Statements

This release includes “forward-looking statements” within the meaning of the federal securities laws. Statements made in this release that are not strictly statements of historical facts are forward-looking statements, including the Company’s expectations regarding: (i) the impact that closing the Tools business may have on Company profitability and stockholder returns; (ii) planned activities to wind up the Tools business, including without limitation, fulfilling order backlog and engaging in an orderly sale of applicable assets; and (iii) charges associated with the closing of the Tools business and the timing of recognizing such charges. Statements of anticipated future results are based on current expectations and are subject to a number of risks and uncertainties, including, but not limited to: cancellation of orders that are currently in backlog whether or not permitted pursuant to contractual terms; employee turnover in anticipation of the pending closing of the Tools segment; uncertainty with respect to demand for the assets associated with the Tools business, including without limitation, the commercial real estate and value thereof, the Company’s ability to execute on its plan for closing the Tools business in an timely and cost efficient manner; and other factors related to the Company operating its business as whole detailed from time to time in the Company’s Securities and Exchange Commission filings. Actual results may differ markedly from management's expectations. Readers are cautioned not to place undue reliance upon any such forward-looking statements. The Company does not intend to update forward-looking statements other than as required by law.